[GRAPHIC OMITTED]
                 ADVANCED
           COMMUNICATIONS
             TECHNOLOGIES

                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

                   "ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
        DISCLOSES LITIGATION STATUS WITH ACT AUSTRALIA AND FUTURE PLANS"
        ---------------------------------------------------------------

NEW YORK, NY, November 6, 2002, Advanced Communications Technologies, Inc. (OTCBB:ADVC) ("ACT" or the "Company") announces that on October 14, 2002, ACT-Australia terminated the Company's License Agreement to market and distribute the SpectruCell technology and that on October 25, 2002 the Company instructed its legal counsel in Australia to withdraw from the Company's legal actions against Advanced Communications Technologies (Australia) Pty Ltd ("ACT-Australia") and Roger May, the Company's former Chairman and CEO. As a result, the Company's previous injunctions issued by the Australian Court have been dissolved. Notwithstanding this, the Company has not relinquished its rights or claims against Mr. May, ACT-Australia and related parties, and believes that it still has legal and equitable rights to the SpectruCell technology in North, South and Central America.

         The following is a detailed summary of the Company's lawsuit and related events with ACT-Australia and Roger May, and a discussion of its future plans and condition.

LITIGATION STATUS

         In January 2002, the Company filed a lawsuit in the Supreme Court of Victoria, Australia against Roger May ("Mr. May") and Advanced Communications Technologies (Australia), Pty, Ltd. ("ACT-Australia") to enforce its rights as a 20% shareholder of ACT-Australia and as the licensee of the SpectruCell technology pursuant to the terms of the License and Distribution Agreement dated July 5, 2000, between the Company and ACT-Australia (the "License Agreement"). A significant record relating to the Company's stock ownership interest in ACT-Australia and its rights under the License Agreement was created in that proceeding. After considering that record, the Australian Court granted sweeping interim injunctions in favor of the Company which preserved and protected the Company's stock ownership interests and its exclusive rights to market and distribute the SpectruCell technology, including military rights, in North, South and Central America, which Mr. May and ACT-Australia had disputed.

         In mid-July 2002, Mr. May placed ACT-Australia into an administrative insolvency proceeding in Australia, as a result of which the Company's stock interest in ACT-Australia became worthless. Shortly thereafter, Mr. May appointed a receiver over the assets of ACT-Australia, including SpectruCell, based on a blanket security interest he had created in December 2001, in favor of Global Communications Technologies Pty Ltd ("Global"), an entity owned and controlled by Mr. May. In mid-September 2002, Mr. May proposed a plan of company arrangement in the insolvency proceeding pursuant to which ACT-Australia's two main assets (its shares in Australon Enterprises Pty Ltd ("Australon") and the SpectruCell technology) will be disposed of with no benefit to the minority shareholders of ACT-Australia, which includes the Company. ACT-Australia's shares in Australon will be sold and a portion of the sale proceeds will go to third party creditors and to pay the expenses of administration. The balance of the sale proceeds will go to Global, the majority shareholder of ACT-Australia . Further, the SpectruCell technology will be transferred by the receiver to an entity owned and controlled by Mr. May. The plan of company arrangement was approved at a meeting of creditors held on September 26, 2002. The Company voted against the plan.

         Shortly after the plan of company arrangement was adopted, the receiver of ACT-Australia's assets, who was appointed by Mr. May and was acting under his instructions, filed a motion with the Australian Court to terminate the Court's injunctions in favor of the Company regarding the License Agreement. The motion to terminate the injunctions was based on statements made by Mr. May under oath to the effect that the SpectruCell technology in its current form had evolved from the original licensed technology and was no longer subject to the License Agreement and had not been subject to the License Agreement for the last two years. This contention was directly contrary to numerous statements made by Mr. May, ACT-Australia and others in various forums, including Internet posts, press releases, SEC filings and documents exchanged between the parties. Several days later, the receiver, acting on Mr. May's instructions, sent a letter to the Company purportedly terminating the License Agreement on the basis that the Company is insolvent, as determined under Australian law, and that the Company's insolvency constitutes an irreparable event of default under the License Agreement.

         The company's initial response to the receiver's motion to terminate the injunctions and the receiver's purported termination of the License Agreement was to oppose them and seek leave of the Australian Court to apply for an injunction to prohibit ACT-Australia from acting on the purported termination pending trial. The Australian Court granted the Company leave to do so. However, after considering the situation further and receiving advice of counsel, the Company made the strategic decision to alter its approach and withdraw from the Australian litigation. This decision was based on various factors, including the following: (i) the actions of Mr. May against the Company over the past 10 months, which in the Company's view demonstrated a consistent lack of good faith on his part that was unlikely to change; (ii) Mr. May's recent statement made under oath to the Australian Court that "IT IS IMPORTANT FROM THE OUTSET TO UNDERSTAND THAT THERE WAS NO SPECTRUCELL PRODUCT IN 1999 AND TODAY THERE STILL IS NO SPECTRUCELL PRODUCT AS IT IS CLEARLY STILL IN THE DEVELOPMENT STAGE AND AT LEAST 12 TO 18 MONTHS FROM THE FINAL PRODUCT STAGE. No formal sales of the product can be facilitated until the product is in its final form", which was contrary to previous information consistently provided by Mr. May to the Company and the public on that subject; (iii) the completion of the research and development of SpectruCell that is currently projected to require an additional $12 to $15 million; (iv) the Company's opinion that development of SpectruCell is unlikely to be completed and a product brought to successful commercialization under Mr. May's leadership; (v) the Company's limited resources at the present time are insufficient to enable it take all of the legal actions that would be necessary to defend and enforce its rights in Australia; and (vi) the need for the Company to use available funds to continue current operations so that its rights and viability will be meaningfully preserved for the future.

         The effect of the Company's decision to withdraw from the Australia litigation is that the License Agreement has been terminated and the existing injunctions issued by the Australia Court have been lifted. Notwithstanding this, the Company retains its rights to bring an action or actions for damages and other available legal and equitable relief against Mr. May, ACT-Australia and other related and unrelated parties who have damaged it.

FUTURE PLANS

         The Company's business strategy has always been squarely focused on marketing and distributing SpectruCell in North, South and Central America (the "Exclusive Territory"). In order to implement this business plan, the Company secured a significant funding commitment from Cornell Capital Partners, LP ("Cornell") in January 2002. Based on information made available to the Board by Mr. May in Fall 2001, it appeared that revenues from SpectruCell sales were still 9-12 months away. Consequently, after the Board removed Mr. May in November 2001, it determined that the Company's business strategy would have to


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

be expanded to include the search for an operating business that would produce both revenue and cash flow to the Company as a complement to future SpectruCell sales. With the Company's financing facility in place, the Board embarked on a plan to pursue the acquisition of one or more profitable operating businesses in the telecommunications industry that were either complementary to, or synergistic with, the SpectruCell technology or alternatively, in any industry where the Company had the chance to create shareholder value based on earnings.

         During the period from February through August 2002, the Company pursued the evaluation, negotiation of acquisitions and due diligence on four privately-owned business enterprises that had the potential to make the Company viable from an operating standpoint, create value for the Company's shareholders, and complement the Company's core product, SpectruCell. The Board initially pursued these acquisition candidates for the reasons mentioned above. Later, the Company intensified its activities in this regard because of (i) the uncertainty of the outcome of its litigation with Mr. May and ACT-Australia;
(ii) the additional delays and costs announced as to the roll-out of the SpectruCell product; (iii) the uncertainty as to whether SpectruCell would ever be completed and released to the marketplace in a commercially viable time frame; and (iv) the financial difficulties that ACT-Australia was under, including but not limited to, the Australian Tax Office action and the increasing concern of AusIndustries.

         During the above time period, the Company negotiated three proposed but unexecuted letters of intent with privately held companies in the intelligence, telecommunications and leading edge "intelligent agent" software businesses. The latter business proved to be the most interesting to the Company based on the management team's business strategy, managerial and engineering experience and product development. Moreover, this particular business enterprise had developed "intelligent agent" software that could be implemented across all industries, but most importantly, was earmarked specifically for the telecommunications, financial services and health care industries. In addition, the owners and
engineers  of  this  enterprise  were  familiar  with  Software   Defined  Radio
technology and believed that they could offer significant technical and managerial experience to support the future marketing and licensing of the SpectruCell technology. The discussions with this particular enterprise resulted in the Company performing extensive financial and legal due diligence on the merger candidate as well as exhaustive technical and engineering due diligence on the particular "intelligent agent" software products they have developed and were in the process of marketing to large telecommunications and financial institutions. Over the three-month time frame that the Company pursued this acquisition, the members of the Board and legal counsel spent many hours in meetings, discussions and business strategy sessions with the owners of this business. In late August 2002, the Company ceased its activities in connection with entering into a transaction with this enterprise because of the Company's liquidity issue and the fact that the SEC had not yet approved the Company's $30 million Equity Line of Credit facility with Cornell. The Company and the owners of this business enterprise are still interested in discussing a merger and/or acquisition transaction, and the Company will pursue this or other opportunities in the event the Company's currently pending Registration Statement is declared effective and the Company is in a position to close such a transaction.

         Currently, the Company has few capital resources remaining. Unless the SEC declares the Company's pending Registration Statement effective, thereby allowing the Company to commence drawing down on its Equity Line of Credit facility or unless the Company obtains some other source of capital, it will be unable to continue as a going concern. Until the Company has the resources available, it will not re-engage in acquisition discussions with the above enterprise or pursue other businesses.

         The Board of Directors is actively working with its securities counsel and Cornell to attempt to have the pending Registration Statement declared effective by the SEC.



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

         THIS RELEASE CONTAINS 'FORWARD-LOOKING STATEMENTS' WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH STATEMENTS ARE REASONABLE, NO ASSURANCES CAN BE GIVEN THAT THEY WILL PROVE CORRECT. THE COMPANY REMAINS EXPOSED TO SIGNIFICANT RISK FACTORS THAT INCLUDE, AMONG OTHERS, THE AVAILABILITY OF FINANCING, THE EFFECT OF TERMINATION OF THE COMPANY'S LICENSE AGREEMENT TO MARKET AND DISTRIBUTE THE
SPECTRUCELL TECHNOLOGY AND THE OUTCOME OF PENDING LITIGATION. STATEMENTS MADE HEREIN ARE NOT A GUARANTEE OF FUTURE CORPORATE OR STOCK PERFORMANCE. THE COMPANY DOES NOT UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS EVEN IF IT BECOMES CLEAR PROJECTED RESULTS (EXPRESSED OR IMPLIED) WILL NOT BE REALIZED.


Contact Information:
Wayne I. Danson, President and CFO
310-416-1270
































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